CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is entered into by and between

Blue Sky Media Corporation, Inc. ("BSM") and MMT, Inc. ("MMT") this 10th day of April 2014.

WHEREAS, BSM is in the business of film work and other various media inclusive of media technology; and as such desires to develop certain APPs specifically for the films and commercial film clients of BSM.

WHEREAS, MMTÕs business is in the area of media technology and APP development; and

WHEREAS, BSM desires to engage MMT to aid in the research and development of APPs that are applicable to the media\film industry.

NOW, THEREFORE, in consideration of mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SCOPE OF SERVICES. BSM hires MMT to aid in the research and development in connection with aiding in the development of a generic APP that is applicable towards a wide range of films and commercial film clients of BSM. Both BSM and MMT agree that the development will be paid for by BSM but will be worked on jointly between BSM and MMT and under the direction of BSM.

SECTION 2. COMPENSATION. BSM & MMT agree that MMT will be paid a sum of $53,500.00 towards the research and development of the APP development specified in Section 1 and that compensation shall be in the form of the common stock of BSM valued at $.10 per share for a total of 450,000 shares of common stock to be issued upon the signing of this agreement by both parties and effective as of the signing of this agreement and $8,500 to be paid in cash.

SECTION 3. TERMS OF AGREEMENT. The Agreement will terminate once the agreed upon services are provided. Both parties agree that it would be difficult to place a hard timeline on the completion of the project. However both parties further agree that the contract will terminate one year from the date of this agreement unless both parties mutually agree to extend the agreement.

SECTION 4. TERMINATION. BSM may terminate this Agreement upon the giving of sixty (60) days advance written notice to the other party. Termination notwithstanding, MMT shall still be entitled to be paid all amounts earned under this Agreement upon the signing of this agreement by both parties.

SECTION 5. DESIGNATION AS INDEPENDENT CONTRACTOR. It is hereby understood and agreed that MMT is an independent contractor of BSM and that neither MMT nor BSM shall assume any liability whatsoever for activities or acts of the other, directly or indirectly. It is also hereby expressly acknowledged and agreed this engagement agreement in no way creates any joint venture or partnership between the parties hereto nor is MMT an agent for BSM. MMT has no authority, express or implied, to bind BSM to any contracts or agreements.

SECTION 6. REPRESENTATIONS AND WARRANTIES. It is expressly agreed and understood by BSM that MMT will do itÕs best to complete the project in a timely fashion.

MMT warranties that it is acquiring the shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration.

SECTION 7. MISCELLANEOUS.

A. The validity and interpretation of this Agreement and each clause and part thereof shall be governed by and construed in accordance with the laws and regulations of the State of Wyoming.

B. Any consent required under this Agreement shall not be unreasonably withheld.

C. Any notices required under this Agreement shall be deemed to be in compliance if transmitted via facsimile to the principal place of business of either party hereto or if mailed, certified mail, return receipt requested.

D. This Agreement is the entire agreement of the parties and shall supersede any previously executed agreements between the parties relating to the subject matter whereof. Any amendments to this Agreement must be in writing and signed by the authorized representatives of all parties.

E. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party.

F. Throughout this Agreement, the singular shall include the plural, the plural shall include the singular, the masculine and the neuter shall include the feminine, wheresoever the context so requires.

G. If any provisions of this Agreement are declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provisions shall be fully severable and this Agreement shall be construed as if such invalid provisions had never been inserted in this Agreement.

H. Further Instruments. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

I. This Agreement supersedes and replaces all previous agreements between the parties hereto.

IN WITNESS WHEREOF, the parties have set their hands and seals the day first hereinabove written.

BSM

By:

/S/ Wayne Berian

Wayne Berian, President

Blue Sky Media Corporation, Inc.

By:

/S/ Joseph Lewis

Joseph Lewis, President

MMT, Inc.